Exhibit 32.1

InKine Pharmaceutical Company, Inc.

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of InKine Pharmaceutical Company, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

          (1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 5, 2005	LEONARD S. JACOB, M.D., PH.D.

Leonard S. Jacob, M.D., Ph.D.
Chairman of the Board and
Chief Executive Officer